EXHIBIT 5.1

DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121
www.dlapiper.com

T 858.677.1400
F 858.677.1401

July 5, 2012

Organovo Holdings, Inc.

5871 Oberlin Drive, Suite 150,

San Diego, California 92121

Re:	Registration Statement on Form S-1
Relating to 31,995,974 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Organovo Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing on the date hereof of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to 32,095,974 shares (including 16,747,987 shares that may be acquired upon exercise of certain warrants) of the Company’s common stock, par value $0.001 per share (the “Shares”), that the Registration Statement contemplates will be sold by certain selling security holders.

We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the corporation law of the State of Delaware and the federal law of the United States.

Based upon and subject to the foregoing, we are of the opinion that the Shares that are being offered by the selling security holders have been duly authorized and are, or upon proper exercise of the warrants in accordance with their terms, will be, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Interest of Named Experts and Counsel” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is given to you solely for use in connection with the registration for resale of the Shares in accordance with the prospectus included in the Registration Statement and is not to be relied upon for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)